Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: David J. Hegarty, President
or John R. Hoadley, Treasurer
(617) 796-8350
www.snhreit.com

SNH Announces Financial Results for the Quarter Ended March 31, 2003

Newton, MA (April 29, 2003):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2003, as follows (in thousands, except per share data):

	Quarter Ended March 31,

	2003	2002

Total revenues	$31,350	$28,707
Net income	12,059	11,620
Funds from operations (FFO)	21,472	17,857
Weighted average shares outstanding	58,437	50,255

Per share data:
Net income	$0.21	$0.23
Funds from operations (FFO)	0.37	0.36
Distributions declared	0.31	0.31

The foregoing financial presentation for the 2003 period includes approximately $600,000 for litigation expenses in connection with lawsuits involving SNH and Marriott International, Inc. and HEALTHSOUTH Corporation.  The subject matter of the Marriott litigation has been previously disclosed and the status of that matter is unchanged from prior disclosure.  In January 2002, SNH entered an agreement with HEALTHSOUTH.  Among other matters, this January 2002 agreement lowered the rent payable by HEALTHSOUTH for the lease of two hospitals in return for an extended lease term.  This agreement was entered in part because of SNH’s reliance upon HEALTHSOUTH’s purported financial condition at that time.  Since March 2003, the SEC has charged HEALTHSOUTH and some of its officers with accounting fraud resulting in over $2 billion in overstated assets and income.  SNH reviewed the SEC charges and in April 2003, SNH commenced a lawsuit against HEALTHSOUTH to reform the 2002 agreement to reinstate HEALTHSOUTH’s previous contractual rent obligations, among other matters.  The 2002 agreement between SNH and HEALTHSOUTH lowered the rent payable to SNH from $10.3 million/ year to $8.7 million/year.

Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA that has investments in 142 senior housing properties located in 31 states.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR.  FOR EXAMPLE, THE STATEMENT THAT SNH HAS COMMENCED LITIGATION TO INCREASE THE RENT PAYABLE BY HEALTHSOUTH FOR THE LEASE OF TWO HOSPITALS MAY IMPLY THAT THIS RENT WILL BE INCREASED.  HOWEVER, DISCOVERY DURING LITIGATION AND DECISIONS BY JUDGES AND JURIES MAY CAUSE UNINTENDED RESULTS.  ALSO, LITIGATION IS OFTEN EXPENSIVE. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THESE FORWARD LOOKING STATEMENTS.

(end)

Senior Housing Properties Trust
Financial Information
(in thousands, except per share amounts)

		Quarter Ended March 31,
		2003	2002
	Revenues:
	Rental income	$30,274	$26,535
	FF&E reserve income(1)	—	1,664
	Interest and other income(2)	1,076	508
	Total revenues	31,350	28,707
	Expenses:
	Interest	7,146	7,382
	Depreciation	8,653	7,128
	General and administrative	2,789	1,854
	Total	18,588	16,364
	Income from continuing operations before distributions on trust preferred securities	12,762	12,343
	Distributions on trust preferred securities	703	703
	Income from continuing operations	12,059	11,640
	Loss from discontinued operations	—	(20)
	Net income	$12,059	$11,620

	Calculation of funds from operations (FFO)(3):
	Income from continuing operations	$12,059	$11,640
Add:	Depreciation	8,653	7,128
	Deferred percentage rent(4)	760	753
Less:	FF&E reserve income(1)	—	(1,664)
	FFO	$21,472	$17,857
	Weighted average shares outstanding	58,437	50,255
	Per share data:
	Income from continuing operations	$0.21	$0.23
	Net income	$0.21	$0.23
	FFO	$0.37	$0.36
	Distributions declared	$0.31	$0.31

Balance Sheet Data:

	At March 31, 2003	At December 31, 2002
Assets
Real estate properties	$1,300,833	$1,238,487
Accumulated depreciation	(133,692)	(125,039)
	1,167,141	1,113,448
Mortgage receivable	6,051	—
Cash and cash equivalents	14,286	8,654
Restricted cash	10,907	12,364
Other assets	20,675	23,734
Total assets	$1,219,060	$1,158,200
Liabilities and Shareholders’ Equity
Unsecured revolving credit facility(5)	$158,000	$81,000
Senior unsecured notes due 2012, net of discount	243,781	243,746
Secured debt and capital leases	32,599	32,618
Total debt	434,380	357,364
Other liabilities	10,752	21,116
Total liabilities	445,132	378,480
Trust preferred equity securities	27,394	27,394
Shareholders’ equity	746,534	752,326
Total liabilities and shareholders’ equity	$1,219,060	$1,158,200

See accompanying notes on the following page.

Senior Housing Properties Trust
Notes to
Financial Information

1.               One of our leases which began in January 2002 provided that a percentage of revenues at the leased properties be paid to us as additional rent and escrowed for future capital expenditures at the leased properties.  Effective October 1, 2002, we amended this lease pursuant to which our tenant, Five Star, retains title to the FF&E escrow accounts while we have security and remainder interests in the escrow accounts.  Accordingly, effective October 1, 2002, our revenues and net income no longer include FF&E reserve income.  In order to facilitate comparison of FFO with historical results, the historical FFO presentation for the three months ended March 31, 2002, eliminates FF&E reserve income.

2.               Included in interest and other income for the three months ended March 31, 2003, is a gain related to our sale of a promissory note for $750,000, which was previously carried at $0.

3.               We compute FFO as shown in the calculation above.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities, because it provides investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders.

4.               We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculation of FFO includes amounts received with respect to periods shown.

5.               On April 21, 2003, we repaid all outstanding amounts on our unsecured revolving credit facility, primarily with the proceeds of our issuance of $150 million of 7 7/8% senior unsecured notes due 2015.

Senior Housing Properties Trust

Additional Information

The following additional data is intended to respond
to frequently asked questions (dollars in thousands)

	# of Properties	# of Units/Beds	Investment(1)	% of Investment	Current Annual Rent Revenues	% of Current Annual Rent Revenues
Facility Type
Independent living communities(2)	54	12,253	$1,005,230	76.9%	$100,467	77.6%
Skilled nursing facilities	60	6,040	186,834	14.3%	12,621	9.7%
Hospitals	2	364	43,553	3.3%	8,700	6.7%
Assisted living facilities	26	1,272	71,267	5.5%	7,735	6.0%
Total	142	19,929	$1,306,884	100.0%	$129,523	100.0%

Tenant/Operator
Five Star/Sunrise(3)	31	7,476	$615,944	47.1%	$63,000	48.6%
Marriott/Sunrise(3)	14	4,030	325,472	24.9%	31,182	24.1%
HEALTHSOUTH	2	364	43,553	3.3%	8,700	6.7%
Alterra Healthcare	23	1,076	67,051	5.1%	7,499	5.8%
Five Star #1	54	4,976	141,383	10.9%	6,923	5.3%
Five Star #2	9	747	63,814	4.9%	6,285	4.9%
Genesis Health Ventures	1	156	13,007	1.0%	1,496	1.1%
Integrated Health Services	1	140	15,598	1.2%	1,200	1.0%
4 private companies (combined)	7	964	21,062	1.6%	3,238	2.5%
Total	142	19,929	$1,306,884	100.0%	$129,523	100.0%

							Percentage of Operating Revenue Sources
	Rent Coverage				Occupancy		Private Pay		Medicare		Medicaid
Tenant Operating Statistics(4)	2003		2002		2003	2002	2003	2002	2003	2002	2003	2002
Five Star/Sunrise(3)(5)	1.0	x	1.2	x	89%	90%	86%	86%	11%	10%	3%	4%
Marriott/Sunrise(3)	1.2	x	1.5	x	88%	88%	83%	84%	13%	13%	4%	4%
HEALTHSOUTH(6)	N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Alterra Healthcare	1.5	x	1.5	x	83%	84%	100%	100%	—	—	—	—
Five Star #1	2.6	x	2.6	x	89%	88%	21%	22%	21%	21%	58%	57%
Five Star #2	1.0	x	1.3	x	82%	87%	100%	100%	—	—	—	—
Genesis Health Ventures	1.0	x	1.5	x	95%	95%	18%	30%	38%	41%	44%	29%
Integrated Health Services	1.1	x	1.8	x	86%	90%	23%	28%	21%	26%	56%	46%
4 private companies (combined)	1.9	x	2.1	x	89%	86%	23%	22%	17%	23%	60%	55%

(1) Includes owned real estate and a $6,051 mortgage investment secured by a first mortgage on five assisted living facilities.

(2) Properties where the majority of units are independent living apartments are classified as independent living communities.

(3) On March 28, 2003, Marriott International, Inc. sold its senior living division, Marriott Senior Living Services, Inc. (“MSLS”), to Sunrise Assisted Living, Inc. (“Sunrise”).   Effective on that date, Sunrise became the manager of the 31 properties leased to Five Star Quality Care, Inc. (“Five Star”) and the tenant/manager of the 14 properties previously leased to MSLS.  Marriott International continues to guarantee the lease for the 14 properties.

(4)    All tenant operating statistics are calculated based upon the operating results for the three months ended March 31, for the period indicated, or the most recent three month period tenant operating results available to us from our tenants.  Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us.

(5)    Rent coverage is after non-subordinated management fees of $4,028 and $4,242 in the 2003 and 2002 periods, respectively.

(6) On March 19, 2003, the SEC filed a complaint against HEALTHSOUTH, alleging that HEALTHSOUTH and certain of its officers committed fraud and violated various securities laws by overstating their historical earnings and assets.  In March 2003, HEALTHSOUTH was notified of defaults under its bank credit facility, and in April 2003, HEALTHSOUTH defaulted on some of its public debt securities.  The rent due to us on April 1, 2003 was paid to us on April 3, 2003, within the grace period allowed.  In March 2003, HEALTHSOUTH issued a press release advising that its historical financial information should not be relied upon.  Because we have reason to doubt the financial information we have from HEALTHSOUTH we have elected not to disclose any lease coverage information for this tenant.

Senior Housing Properties Trust

Additional Information

(dollars in thousands unless otherwise stated)

Leverage Ratios	March 31, 2003	December 31, 2002

Total debt / Total assets	35.6%	30.9%
Total debt / Real estate properties before depreciation	33.4%	28.9%
Total debt / Total book capitalization	35.9%	31.4%
Secured debt / Total debt	7.5%	9.1%
Secured debt / Total assets	2.7%	2.8%
Variable rate debt / Total debt(1)	38.5%	25.2%

	Quarter Ended March 31,
Coverage Ratios	2003		2002

Income from continuing operations	$12,059		$11,640
Deferred percentage rent	760		753
Interest expense(1)	7,146		7,382
Trust preferred distributions	703		703
Depreciation and amortization	8,653		7,128
EBITDA	$29,321		$27,606

EBITDA / Interest expense	4.1	x	3.7	x
EBITDA / Interest expense + trust preferred distributions	3.7	x	3.4	x

(1)      Does not include impact of April 2003 repayment of credit facility largely with proceeds of issuance of $150 million of 7 7/8% senior unsecured notes due 2015.